WEIL, GOTSHAL & MANGES LLP
                               100 Crescent Court
                                   Suite 1300
                                Dallas, TX 75201


                                  May 5, 1998



Protection One, Inc.
Protection One Alarm Monitoring, Inc.
6011 Bristol Parkway
Culver City, California 90230


Ladies and Gentlemen:

            We have acted as counsel to Protection One, Inc., a Delaware corporation ("POI"), and Protection One Alarm Monitoring, Inc., a Delaware corporation ("Monitoring"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-3 (file no. 333-50383) of (i) senior debt securities (the "Senior Debt Securities") and/or subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities") of Monitoring, which Debt Securities may be convertible into common stock, par value $0.01, of POI (the "Common Stock"), and which Debt Securities are fully and unconditionally guaranteed by POI (the "Guarantees") to the extent set forth in the respective indentures governing the Senior Debt Securities (the "Senior Indenture") and the Subordinated Debt Securities (the "Subordinated Indenture") and (ii) shares of Common Stock, to be offered and sold by POI and/or Monitoring, as applicable, from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the "Securities Act Rules"), with aggregate gross proceeds of up to $400,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, in each case pursuant to terms and conditions to be designated by POI and/or Monitoring at the time of offering. The Debt Securities, Guarantees and Common Stock are collectively referred to as the "Securities."

            In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, including (i) the registration statement on Form S-3 pertaining to the Securities




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Protection One Alarm Monitoring, Inc.
May 5, 1998
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(the "Registration Statement"), (ii) the form of Senior Indenture and form of debenture thereto, (iii) the form of Subordinated Indenture and form of debenture thereto, (iv) a specimen of the certificate representing shares of Common Stock in the form filed as an exhibit to the Registration Statement, (v) a copy of the Fifth Amended and Restated Certificate of Incorporation of POI, as amended, (vi) a copy of the By-laws of POI, (vii) a copy of the Certificate of Incorporation of Monitoring, as amended, (viii) a copy of the by-laws of Monitoring, and (ix) such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

            In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of POI and/or Monitoring, as applicable.

            In rendering this opinion, we have also assumed that (i) each of the Senior Indenture and the Subordinated Indenture will be duly authorized, executed and delivered by the relevant Trustee and that any Debt Security that may be issued will be manually authenticated by duly authorized officers of the relevant Trustee; (ii) prior to any offering and sale of Securities, the Board of Directors (or a special committee thereof authorized to act on its behalf) of POI and/or Monitoring, as applicable, will duly authorize the terms of and the prices at which (A) the Debt Securities are to be issued and sold in accordance with the terms of the Senior Indenture or the Subordinated Indenture, as applicable (and, if Debt Securities are convertible into or exchangeable for Common Stock, the issuance of such Common Stock upon such conversion or exchange and the terms thereof) and (B) shares of Common Stock are to be issued and sold; and (iii) the denomination of any Debt Security in a currency other than United States dollars will not contravene the currency exchange control laws of any jurisdiction.

            Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

            1. With respect to any offering of any series of Debt Securities (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including



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Protection One Alarm Monitoring, Inc.
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all necessary post effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a purchase agreement with respect to the Offered Debt Securities, such purchase agreement has been duly authorized, executed and delivered by Monitoring, POI (as guarantor) and the other parties thereto; (iv) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Indenture or Subordinated Indenture, as applicable, if any, so as not to violate any applicable law, the operative certificate of incorporation or by-laws of POI and/or Monitoring, as applicable, or result in a default under or breach of any agreement or instrument binding upon POI and/or Monitoring, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over POI and/or Monitoring, as applicable;
(v) the Senior Indenture or Subordinated Indenture, as applicable, has been qualified under the Trust Indenture Act of 1939, as amended; and (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Senior Indenture or the Subordinated Indenture, as applicable, and duly delivered to the purchasers thereof upon payment of the agreed upon consideration therefor; then (1) the Offered Debt Securities, when issued and sold in accordance with the Senior Indenture or Subordinated Indenture, as applicable, if any, and a duly authorized, executed and delivered purchase agreement will be valid and binding obligations of Monitoring and POI (as guarantor), enforceable against Monitoring and POI (as guarantor) in accordance with their respective terms, subject to (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, (B) as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), (C) requirements that a claim with respect to any Offered Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (D) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies; and (2) if shares of Common Stock are issuable upon conversion or exchange of any convertible Offered Debt Securities, the shares of Common Stock issuable upon conversion or exchange will be validly issued, fully paid and nonassessable, assuming the execution, authentication, issuance and delivery of the Offered Debt Securities and conversion or exchange of the Offered Debt Securities in accordance with the terms of the Senior Indenture or Subordinated Indenture, as applicable, if any, relating thereto and that a sufficient number of shares of Common Stock are



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Protection One Alarm Monitoring, Inc.
May 5, 1998
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authorized or reserved and available for issuance and that the consideration therefor is not less than the par value of the Common Stock.

     We note that, as of the date of this opinion, a judgment for money in an action based on an Offered Debt Security denominated in a foreign currency, currency unit or composite currency in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars, although certain states, including the State of New York, provide for the rendering of judgments in foreign currencies. The date used to determine the rate of conversion of the foreign currency, currency unit or composite currency in which a particular Offered Debt Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment.

            2. With respect to any offering of shares of Common Stock, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the shares of Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules thereunder; (iii) if the shares of Common Stock are to be sold pursuant to a purchase agreement with respect to the shares of Common Stock, such purchase agreement has been duly authorized, executed and delivered by POI and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of POI have taken all necessary corporate action to approve the issuance and terms of the shares of Common Stock and related matters; (v) the terms of the shares of Common Stock and of their issuance and sale have been duly established in conformity with the operative certificate of incorporation and by-laws of POI so as not to violate any applicable law, the operative certificate of incorporation or by-laws of POI or result in a default under or breach of any agreement or instrument binding upon POI and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over POI; and (vi) certificates representing the Common Stock in the form of the specimen certificates examined by us are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the shares of Common Stock, when issued and sold in accordance with a duly authorized, executed and delivered purchase agreement will be duly authorized, validly issued, fully paid and nonassessable, assuming that a sufficient number of shares of Common Stock are authorized or reserved and available for issuance and that the consideration therefor is not less than the par value of the Common Stock.




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Protection One Alarm Monitoring, Inc.
May 5, 1998
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            The opinion expressed herein is limited to the laws of the State of
New York, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.



                                Very truly yours,

                                /s/ Jeremy W. Dickens

                                Jeremy W. Dickens




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